UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2017

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)
10390 Pacific Center Court San Diego, California (Address of principal executive offices)		92121-4340 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 4, 2017, Vical Incorporated entered into a research collaboration agreement with AnGes MG, Inc. (“AnGes”). Pursuant to the collaboration agreement, AnGes agreed to provide funding for the program up to a specified limit and we agreed to conduct certain preclinical research related to a development program targeting chronic hepatitis B. In exchange for the payment, AnGes will receive an option to negotiate exclusive rights in Japan related to the program. The parties also agreed to share the costs of prosecuting and maintaining intellectual property rights arising from the research program after such costs reach a specified limit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: April 4, 2017	By: /s/ VIJAY B. SAMANT
Vijay B. Samant
Chief Executive Officer